                                                                   EXHIBIT 10.13

      Confidential treatment has been requested for portions of this Exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as (******). A complete version of this Exhibit has been filed separately with the Securities and Exchange Commission.

                               LICENSE AGREEMENT

                             WRANGLER APPAREL CORP.

                                    LICENSOR

                                      AND

                             CHAMBERS BELT COMPANY

                                    LICENSEE

     Distribution and Sale in: Canada and The United States of America, its territories and possessions, including Puerto Rico

Manufacture in: China, Mexico and The United States of America, its territories and possessions, including Puerto Rico

                                                         WRANGLER HERO(R) TIMBER
                                              CREEK BY WRANGLER(R)

                                TABLE OF CONTENTS

ARTICLE 1. - Definitions

ARTICLE 2 - Trademark License Grant

ARTICLE 3 - Trademark Ownership and License Recordation

ARTICLE 4 - Infringement

ARTICLE 5 - Percentage Royalty, Minimum Royalty, Minimum Net Sales, and Advertising Expenditures

ARTICLE 6 - Accounting and Reporting

ARTICLE 7 - Quality Control and Third Party Manufacturers

ARTICLE 8 - Code of Business Conduct and Contractor Terms of Engagement

ARTICLE 9 - Product Approvals and Related Issues

ARTICLE 10 - Aid and Assistance; Noncompetition by Licensor

ARTICLE 11 - Termination

ARTICLE 12 - Products on Hand at Termination, Cancellation or Expiration;
Payments

ARTICLE 13 - Records after Termination, Cancellation or Expiration

ARTICLE 14 - Relinquishment of Licensed Matter

ARTICLE 15 - Fair Practices

ARTICLE 16 - No Joint Venture; Indemnification; Maintenance of Insurance

ARTICLE 17 - Binding Nature; Assignment

ARTICLE 18 - Notices

ARTICLE 19 - Compliance With and Operation of Law

ARTICLE 20 - Consent to Jurisdiction; Waiver of Jury Trial

ARTICLE 21 - Arbitration

ARTICLE 22 - Licensor's Representative

ARTICLE 23 - Entire Agreement

ARTICLE 24 - Term

ARTICLE 25 - Governing Law

ARTICLE 26 - Confidentiality

ARTICLE 27 - Equitable Relief

ARTICLE 28 - Counterparts

Schedule 1.12 - Description of Licensed Products Schedule Schedule 1.28 - Trademarks

Schedule 5.7 - Advertising Expenditures Report Schedule 6.3 - Quarterly Sales Report

Schedule 6.5 - Monthly Sales Reports

Schedule 7.1.a - List of Manufacturers

Schedule 7.1 .b - Letter to Third Party Manufacturer

Exhibit A to Schedule 7.1.b - Products to be Manufactured

Exhibit B-1 to Schedule 7.1.b - Terms of Engagement

Exhibit B-2 to Schedule 7.1.b - Global Compliance Principles

Exhibit B-3 to Schedule 7.1 .b - Code of Business Conduct

Schedule 7.2 - Quality Standards

Schedule 7.4 - Approved Distribution

                                LICENSE AGREEMENT

      THIS LICENSE AGREEMENT ("AGREEMENT") is effective as of the 1st day of January, 2004 and made in the State of Delaware by and between:

      WRANGLER APPAREL CORP., a corporation organized under the laws of the State of .Delaware, United States of America, with principal offices at 3411 Silverside Road, Wilmington, Delaware 19810 (hereinafter referred to as "LICENSOR");

                                       and

      CHAMBERS BELT COMPANY, a corporation organized under the laws of the State of Arizona, with principal offices at 2800 E. Chambers Street, Phoenix, Arizona 85040 (hereinafter referred to as "LICENSEE") (Licensor and Licensee being hereinafter collectively referred to as the "PARTIES," and each individually sometimes referred to as a "PARTY").

                                   WITNESSETH:

      WHEREAS, Licensor, through one or more related companies and through licensees, is engaged in the business of making, selling and distributing jeanswear, casual apparel, and accessories and in connection therewith uses or licenses for use in commerce the Trademarks, as hereinafter defined, in the sale of such jeanswear, casual apparel, and accessories in the United States of America and throughout the world; and

      WHEREAS, Licensee is engaged in the business of making, having made, selling and distributing belts in the Licensed Territory, as hereinafter defined; and

      WHEREAS, Licensor and Licensee entered into a license agreement pursuant to which Licensor granted a license to Licensee to use the Licensed Trademarks, as hereinafter defined, in the Licensed Territory through December 31, 2003.

      WHEREAS, Licensee desires to acquire from Licensor, and Licensor is willing to grant to Licensee, a license to use the Licensed Trademarks in the Licensed Territory in the manufacture, distribution, sale and promotion of belts, subject to the terms and conditions of this Agreement.

      NOW, THEREFORE, in consideration of the mutual terms, agreements and conditions herein contained, and for other good and valuable consideration, the Parties agree as follows:

                            ARTICLE 1 - DEFINITIONS

      In this Agreement, the terms defined in the Recitals shall have the meanings set forth therein. The following terms are defined as:

1.1 "AAA" shall have the meaning ascribed to that term in Article 21 hereof,

1.2 "ADVERTISING": any and all brochures, catalogs, point-of-sale materials, consumer and trade media, sales promotion and support materials, and marketing support funds.

1.3 "ADVERTISING EXPENDITURES" shall have the meaning ascribed to that term in
Section 5.7 hereof.

1.4 "ADVERTISING EXPENDITURES REPORTS" shall have the meaning ascribed to that team in Section 5.7 hereof.

1.5 "AFFILIATE": any person or entity directly or indirectly controlling, controlled by or under common control with another person or entity.

1.6 "AGREEMENT" shall have the meaning ascribed to that term in the recitals hereof.

1.7 "APPROVED RETAILERS" shall have the meaning ascribed to that term in Section
7.4 hereof

1.8 "APPROVED WHOLESALERS" shall have the meaning ascribed to that term in
Section 7.4 hereof.

1.9 "CLOSEOUTS": manufacturers' "SECONDS" and "IRREGULARS" and product overruns bearing one or more of the Licensed Trademarks.

1.10 "CONTRACT YEAR" shall have the meaning ascribed to that term in Section 5.1 hereof.

1.11 "DISTRIBUTION AND SALES LICENSED TERRITORY": for the purpose of distribution and sale, the territory consisting of and limited to Canada and The United States of America, its territories and possessions, including Puerto Rico.

1.12 "LICENSED PRODUCTS": the products described on Schedule 1.12 hereto bearing one or more of the Licensed Trademarks, as amended in writing by the Parties from time to time during the term of this Agreement. The Licensed Products shall be expressly designed for or selected by Licensee and approved in writing by Licensor for manufacture by Licensee under this Agreement, such approval to have been received by Licensee before commencement of such manufacture pursuant to the provisions of Article 9 hereof.

1.13 "LICENSED TERRITORY" shall mean, collectively, the Manufacturing Licensed Territory and the Distribution and Sales Licensed Territory.

1.14 "LICENSED TRADEMARKS": The Trademark and all derivatives based thereon that are created by Licensee.

1.15 "LICENSEE'S QUALITY STANDARDS" shall have the meaning ascribed to that term in Section 7.2 hereof.

1.16 "LICENSOR'S REPRESENTATIVE": Licensor's Affiliate, VF Jeanswear Limited Partnership.

1.17 "MANUFACTURE," "MANUFACTURING," and "MANUFACTURED," as used in this Agreement, are explained in Section 7.1 hereof.

1.18 "MANUFACTURING LICENSED TERRITORY": for the purpose of manufacture, the territory consisting of and limited to China, Mexico and The United States of America, its territories and possessions, including Puerto Rico. Licensee may expand the territory solely for the purpose of manufacturing Licensed Products only upon Licensor's prior written consent, which shall not be unreasonably withheld or delayed.

1.19 "MINIMUM NET SALES" shall have the meaning ascribed to that term in Section
5.3 hereof. 1.20 "MINIMUM ROYALTY" shall have the meaning ascribed to that term in Section 5.2 hereof.

1.21 "MONTHLY SALES REPORT" shall have the meaning ascribed to that term in
Section 6.5 hereof.

1.22 "NET SALES" shall have the meaning ascribed to that term in Section 5.1 hereof.

1.23 "QUALITY STANDARDS" shall have the meaning ascribed to that term in Section
7.2 hereof:

1.24 "QUARTERLY SALES REPORT" shall have the meaning ascribed to that term in
Section 6.2 hereof.

1.25 "TERMS OF ENGAGEMENT" shall have the meaning ascribed to that term in
Section 8.1 hereof.

1.26 "THIRD PARTY MANUFACTURERS" shall have the meaning ascribed to that term in
Section 7.1 hereof.

1.27 "TRADEMARK": Licensor's trademark enumerated on Schedule 1.27 attached hereto.

                       ARTICLE 2 - TRADEMARK LICENSE GRANT

2.1 Licensor is the owner of the Trademark. Licensor hereby grants to Licensee, subject to the terms and conditions herein contained, for the purpose of distribution and sale, the exclusive and nonassignable right and license to use the Licensed Trademarks within the Distribution and Sales Licensed Territory, upon Licensed Products distributed, advertised, and sold by Licensee in accordance with this Agreement. Licensor hereby grants to Licensee, subject to the terms and conditions herein contained, for the purpose of manufacture, the nonexclusive and nonassignable right and license to use the Licensed Trademarks within the Manufacturing Licensed Territory upon Licensed Products manufactured by Licensee in accordance with this Agreement.

2.2 Licensee shall not sublicense the rights herein granted and shall not, without the prior written consent of Licensor, authorize any other person, firm, corporation or other entity to use any of the Licensed Trademarks (except as provided herein), or any trademarks, trade names, or trade dress confusingly similar thereto.

2.3 All Licensed Products manufactured, distributed, advertised, or sold by Licensee shall bear the Licensed Trademarks in prominence as prescribed by Licensor. None of the licensed Trademarks shall be used by Licensee or its manufacturers except on and in connection with the Licensed Products. Licensee shall use the Licensed Trademarks solely in the manner prescribed in Schedule 1.27 or as otherwise approved in writing by Licensor. No product bearing any of the Licensed Trademarks shall bear any trademarks or trade names other than the Licensed Trademarks except with the express prior written authorization of Licensor. Licensee covenants on behalf of itself, its Affiliates and related parties, and such third party manufacturers with which it may contract, that during the term of this Agreement and thereafter it will refrain from using any trademark or trade name confusingly or deceptively similar to any of the Licensed Trademarks or confusingly similar to any other trademarks or trade names of Licensor, except upon such terms and conditions as may be approved in advance, in writing, by Licensor. Licensee shall promptly terminate its manufacturing relationship with any manufacturer that uses any trademark or trade name confusingly similar to any of the Licensed Trademarks or confusingly similar to any other trademarks or trade names of Licensor. This provision shall survive termination, cancellation or expiration of this Agreement.

2.4 Licensee shall submit, for prior written approval by Licensor, specimens of all labels, packaging, and Advertising copy that Licensee intends to use in identifying, selling, advertising, or promoting Licensed Products. Licensor shall provide Licensee with written notice of approval or disapproval within ten (10) business days from the date that Licensor receives such a request for approval; if no notice of approval or disapproval is provided by Licensor to Licensee, then the request will be deemed to have been disapproved.

2.5 Nothing herein shall entitle Licensee to use any of the Licensed Trademarks in combination with other marks not owned by Licensor, which Licensee expressly agrees not to do, nor to include any of the Licensed Trademarks in its corporate or trading name irrespective of whether registered or not. During the term of this Agreement, Licensee must include on its stationery, business cards, invoices and packing slips the phrase "Authorized Licensee of Wrangler Apparel Corp." or such other words to that effect as have been previously approved, in writing, by Licensor.

             ARTICLE 3 - TRADEMARK OWNERSHIP AND LICENSE RECORDATION

3.1 Licensor at its own cost will., insofar as possible and as reasonably requested by Licensee, register and/or renew relevant trademarks in the Licensed Territory and will cooperate in registering or recording Licensee as a registered user or recorded Licensee of the Licensed Trademarks in the Licensed Territory if appropriate and necessary in Licensors sole judgment. Licensee agrees to execute and deliver to Licensor such lawful documents as Licensor may request for this purpose. Licensee shall not register or attempt to register any of the Licensed Trademarks or any marks similar thereto in its own name or in any other name either in the Licensed Territory or outside thereof unless so authorized by Licensor in writing,

3.2 Licensee acknowledges that Licensor is the owner of all of the Licensed Trademarks, whether registered or unregistered. All trademarks subsequently adopted and used by Licensee under the provisions of this Agreement shall be deemed to be Licensed Trademarks and owned by Licensor (except as otherwise expressly provided in writing by Licensor). Licensee acknowledges that Licensor is entitled to all of the rights in and to the

      Licensed Trademarks, including the sole and exclusive right to register the Licensed Trademarks in the Licensed Territory and elsewhere throughout the world, and Licensee shall assist Licensor in so doing at Licensor's expense.

3.3 Licensee further agrees never to contest, deny or dispute the validity of any of the Licensed Trademarks or Licenser's title therein; agrees never, either directly or indirectly, or in any other way, to encourage or assist others in doing so; and agrees never to take any action of any kind inconsistent with Licensor's holding of all such trademark rights. Nothing in this Agreement shall confer upon Licensee a proprietary interest of any kind in and to any of the Licensed Trademarks or any trademarks or trade names confusingly similar thereto. Any and all use of any of the Licensed Trademarks by Licensee shall inure to the benefit of Licensor.

                            ARTICLE 4 - INFRINGEMENT

4.1 Licensee shall, insofar as possible, report immediately in writing to Licensor any and all infringements of any of the Licensed Trademarks, or of Licensor's trade names and/or trade dress and any and all attempts by any third party to use, copy, register, infringe upon or otherwise imitate any of the Licensed Trademarks or Licensor's trade names or trade dress, or any design features of the Licensed Products.

4.2 Except upon the written request and authorization of Licensor, Licensee shall not take any action to prevent infringements, imitation or illegal use of the Licensed Trademarks, trade dress associated with the Licensed Products or trade name of Licensor. However, Licensee shall render to Licensor all assistance reasonably requested fully and without reservation, in connection with any matter pertaining to protection or enforcement of any of the Licensed Trademarks before administrative and quasi-judicial agencies and the courts, and shall make available to Licensor, its representatives, agents and attorneys, all of Licensee's records, files and other information pertaining to the Licensed Trademarks, including the purchase, manufacture, sale, distribution and advertising of the Licensed Products.

4.3 Licensor, at its cost, shall take such steps and institute such legal proceedings as shall be reasonably necessary to protect the Licensed Trademarks and Licensee's license therein as set forth in this Agreement,

4.4 Licensor shall indemnify and defend Licensee and hold it harmless from and against any claims, suits and expenses (including reasonable attorney's fees) arising solely from Licensee's use of any of the Licensed Trademarks in accordance with the terms of this Agreement on or in connection with Licensed Products manufactured in the Manufacturing Licensed Territory and said in the Distribution and Sales Licensed Territory. Licensor's indemnification and defense obligations are expressly conditioned upon (a) Licensee's giving Licensor prompt written notice of such claim or suit against Licensee after assertion thereof and (b) Licensee's full and prompt cooperation and assistance, to the extent reasonably requested by Licensor, in connection with the defense of such claim or suit. Licensor shall have the right, at its own expense, to undertake and conduct the defense and/or negotiation of any settlement of any such suit or claim.

                ARTICLE 5 - PERCENTAGE ROYALTY. MINIMUM ROYALTY,
                  MINIMUM NET SALES AND ADVERTISING EXPENDITURE

5.1 In consideration of the licenses herein granted and of the other benefits that accrue to Licensee hereunder, Licensee agrees to use its best efforts to promote the sale of the Licensed Products in the Distribution and Sales Licensed. Territory, and Licensee further agrees to pay to Licensor, for use of the Licensed Trademarks, a royalty (the "PERCENTAGE ROYALTY") at the rate shown in the chart below calculated on actual Net Sales in each time period shown in the chart below (each a "CONTRACT YEAR"):

                                              PERCENTAGE
              CONTRACT YEAR                     ROYALTY
              -------------                   ----------
First: January 1, 2004 - December 31, 2004    (******)%
Second: January 1, 2005 - December 31, 2005   (******)%
Third: January 1, 2006 - December 31, 2006    (******)%

-----------------
******Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

      "NET SALES" means (a) the total number of units of Licensed Products sold or otherwise transferred by Licensee to Affiliates or non-Affiliates, multiplied by Licensee's published unit list price (excluding shipping/freight charges separately listed as payable by the customer) charged by Licensee to its customers who are not its Affiliates, less (b) Licensee's reasonable and customary trade discounts and allowances given in an amount up to (******) percent (******%) of Licensee's published unit list price and returns. If Licensee's actual price to its non-Affiliate customers is higher than as calculated above, the actual price shall replace the list price in the calculation. Net Sales shall be computed without deducting uncollectible accounts, anticipations or financial discounts and shall include all transactions of Licensed Products distributed by or for Licensee.

5.2 For each Contract Year, Licensee shall pay the minimum royalty (the "MINIMUM ROYALTY") shown for each Contract Year in the chart below. The Minimum Royalty shall be paid as provided in Section 5.4 hereof.

              CONTRACT YEAR                   MINIMUM ROYALTY
              -------------                   ---------------
First: January 1, 2004 -- December 31, 2004      ($******)
Second: January 1, 2005 - December 31 2005       ($******)
Third: January 1, 2006 - December 31, 2006       ($******)

5.3 Licensee and Licensor have established the following minimum Net Sales ("MINIMUM NET SALES") for the sales of Licensed Products in the Distribution and Sales Licensed Territory for each Contract Year:

              CONTRACT YEAR                   MINIMUM NET SALES
              -------------                   -----------------
First: January 1, 2004 - December 31, 2004       ($******)
Second: January 1, 2005 - December 31, 2005      ($******)
Third: January 1, 2006 - December 31, 2006       ($******)

      For purposes of determining whether or not Licensee has achieved the required level of Minimum Net Sales in any Contract Year, Licensee shall not receive credit for, and there shall be excluded from the calculation, sales approved by Licensor pursuant to Section 9.3(e) hereof to other than Approved Retailers and Approved Wholesalers. Licensor may terminate this Agreement in accordance with Section 11.16) hereof if Licensee fails to achieve in any Contract Year the Minimum Net Sales for such Contract Year.

5.4 With respect to the business done by Licensee under this Agreement, Licensee shall pay the Percentage Royalty to Licensor quarter-annually for the quarters ending on the last days of March, June, September and December of each Contract Year, payment for each quarter to be made to Licensor within twenty-five (25) days after the end of the quarter for which such payment is made. On the date payment is due for the last quarter of each Contract Year, Licensee shall also pay to Licensor the amount, if any, by which the Minimum Royalty payable during such Contract Year exceeds the Percentage Royalty paid with respect to such Contract Year.

5.5 Payment of the Percentage Royalty and the Minimum Royalty shall be made either by check made payable to Wrangler Apparel Corp., mailed to the address for Licensor set forth in Article 15 hereof, or to such other address as Licensor may subsequently designate in writing, or by wire transfer to Licensor in United States Dollars at the following address, or to such other address as Licensor may subsequently designate in writing:

-----------------
******Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                 PNC Bank
                 Wilmington, Delaware 19899
                 ABA No.: 0311-000-89
                 Credit to: Wrangler Apparel Corp.
                 Account No.: 56-8427-5875 for Wrangler Apparel Corp.

5.6 Time is of the essence with regard to the Percentage Royalty and the Minimum Royalty due under this Agreement, and Licensee shall make each payment on time. Each and every late payment shall, for each day the payment is late, bear interest at (****** ) percent (******%) over the Morgan Guaranty Trust Company of New York prime rate in effect on the twenty-sixth (26th) day following the quarter for which such payment is due. Licensor shall have the right to terminate this Agreement upon notice to Licensee if Licensee fails to cure a payment default within five (5) business days after receiving written notice of such default from Licensor.

      ******Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

5.7 Licensee agrees to expend each Contract Year in advertising Licensed Products a sum not less than (******) percent (******%) of Net Sales (the "ADVERTISING EXPENDITURES"), which sum shall be expended for Advertising in support of the Licensed Trademarks, and Licensee's proportionate share of expense, as agreed between Licensor's Representative and Licensee, of trade show space (including two Magic shows per year) owned by Licensor's Representative and utilized by Licensee with Licensor's Representative's consent, all as approved by Licensor in accordance with Section 2.4 hereof In trade advertising and under any marketing support fund, Licensee shall closely follow the advertising image and copy concepts indicated by Licensor's Representative in advertising its products for sale under the Licensed Trademarks. Licensee shall keep a true and accurate account of all Advertising Expenditures, and shall submit to Licensor's Representative, quarter-annually for the quarters ending on the last days of March, June, September and December of each year, advertising expenditures reports in the form attached as Schedule 5.7 hereto ("ADVERTISING

      EXPENDITURES REPORT"), each such Advertising Expenditures Report to be received by Licensor within twenty-five (25) days after the end of the quarter for which the Advertising Expenditures Report is due. Licensee shall pay to Licensor within twenty-five (25) days after the end of each Contract Year a sum equal to (****** ) percent (******%) of Net Sales minus the amount of the Advertising Expenditures for which Licensor's Representative has received evidence satisfactory to it, in its sole discretion. Notwithstanding the foregoing, all Advertising Expenditures of (******) Hundred Dollars ($******) or greater must be pre-approved in writing by Licensor's Representative. Licensor shall have the right to terminate this Agreement upon written notice to Licensee if Licensee fails to expend the full amount of Advertising Expenditures required by this
      Section 5.7 or if Licensee fails to submit the Advertising Expenditures Reports required by this Section 5.7 for two (2) or more consecutive quarters. Licensee also agrees to pay to Licensor's Representative Licensee's proportionate share of expense, as agreed between Licensor's Representative and Licensee, of showroom display and trade show space owned by Licensor's Representative and utilized by Licensee with Licenser's Representative's consent.

5.8 Termination, cancellation or expiration of this Agreement for any reason whatsoever shall not relieve Licensee of its accrued payment obligations or obligations incurred by sale of Licensed Products after the effective date of such termination, cancellation or expiration.

                      ARTICLE 6 - ACCOUNTING AND REPORTING

6.1 Licensee shall submit to Licensor's Representative an annual marketing plan in the format approved by Licensor's Representative within sixty (60) days of the execution of this Agreement and at least sixty (60) days before the start of each Contract Year thereafter.

-----------------
******Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

******Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

6.2 Licensee shall keep a true and accurate account of all Licensed Products manufactured, ordered, received, sold and distributed under this Agreement, and render to Licensor a just and true account in writing, sworn to and verified by art officer of Licensee, specifying: (a) the number of Licensed Products manufactured by or for Licensee in the preceding three (3) month period, (b) the number of such Licensed Products distributed or sold in said three (3) month period and (c) Licensee's published unit list prices and sales prices of all such Licensed Products, within twenty-five (25) days of the last day of March, June, September and December (the "QUARTERLY SALES REPORT"). Licensee shall include with the Quarterly Sales Report that it submits for the last quarter of each Contract Year two (2) invoices or bills of lading for each of the Licensed Trademarks, demonstrating current use thereof, along with five (5) hangtags or labels showing such use.

6.3 The Quarterly Sales Report shall be submitted by Licensee to Licensor in the format prescribed by Schedule 6.3. The Quarterly Sales Report and the invoices or bills of lading and hangtags or labels required by Section 6.2 hereof shall be sent to:

                 Controller
                 Wrangler Apparel Corp.
                 3411 Silverside Road
                 201 Baynard Building
                 Wilmington, Delaware 19810

A copy of the Quarterly Performance Report, without invoices, bills of lading, hangtags or labels, shall be submitted by Licensee to:

             Licensing Director
             VF Jeanswear Limited Partnership 400
      North Elm Street
      Greensboro, North Carolina 27401

      Vice President, Finance
      VF Jeanswear Limited Partnership 400 North Elm
      Street
      Greensboro, North Carolina 27401

      Licensor, its agents, attorneys and accountants shall have the right to audit and investigate once each Contract Year during normal business hours, at Licensor's expense, the books, accounts, audits, and other things and matters showing or reflecting all business conducted by Licensee pertaining to the manufacture, sale, Advertising, or distribution of the Licensed Products under this Agreement. In the event that an audit of Licensee's books and records reveals that the Licensee has underpaid Percentage Royalty by an amount equal to or greater than (****** ) percent (******%) in any Contract Year, Licensee shall bear Licensor's reasonable direct costs of said audit. Licensee shall provide Licensor annually with audited financial statements of Licensee as soon as possible, and in any event within ninety (90) days after the close of Licensee's fiscal year.

6.5 Licensee shall submit to Licensor monthly sales reports in the format prescribed in Schedule 63 hereof within fifteen (15) days after the first
      (1st) day of each month of each Contract Year (the "MONTHLY SALES REPORT"). Licensee shall also submit such other reports, as and when specified by Licensor, as will enable Licensor to evaluate the success of Licensee's marketing, sales and activities relating to this Agreement. The Monthly Sales Reports shall be sent to the addresses set forth in Section
      6.3 hereof

            ARTICLE 7 - QUALITY CONTROL AND THIRD PARTY MANUFACTURERS

      Licensee further covenants and agrees as follows:

-----------------
******Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

7.1 Licensee may have Licensed Products manufactured within the Manufacturing Licensed Territory for it by Third Party Manufacturers for sale only within the Distribution and Sales Licensed Territory. For purposes of this Agreement, "THIRD PARTY MANUFACTURERS" shall mean such manufacturers as are listed on Schedule 7.1.a hereof. No changes may be made to Schedule 7.1.a without the prior written approval of Licensor. Third Party Manufacturers shall be subject to the quality control requirements stipulated in this Article 7. For purposes only of understanding reference to "manufacture," "manufacturing" and "manufactured" as these words may be used in this Agreement, Licensed Products made for Licensee by Third Party Manufacturers in accordance herewith shall be deemed manufactured by Licensee. Not less than ten (10) days prior to engaging any manufacturer as a Third Party Manufacturer, Licensee shall advise Licensor of the specific Licensed Products to be so manufactured. Licensee shall provide Licensor with the name and address of any manufacturer that it wishes to engage as a Third Party Manufacturer, and shall cause such manufacturer to execute annually, in duplicate, a letter agreement in the form set forth in Schedule 7.1.b hereof, shall forthwith provide a duplicate original thereof to Licensor by registered or certified mail, and shall guarantee such Third Party Manufacturer's compliance with the quality standards of Licensor and the terms of such letter agreement. Licensee shall strictly prohibit any such Third Party Manufacturer from. subcontracting the manufacture of Licensed Products. Licensee shall remain primarily and completely responsible to Licensor for the acts of Third Party Manufacturers under all of the provisions of this Agreement and the acts of Third Party Manufacturers shall be deemed to be the acts of Licensee. Representatives of Licensor shall have the right to inspect, evaluate and approve all manufacturers before approving them as Third Party Manufacturers. To the extent requested by Licensor, Licensee shall assist representatives of Licensor in visiting and inspecting Third Party Manufacturers from time to time. Licensee further covenants to obtain in writing from each Third Party Manufacturer undertakings in form satisfactory to Licensor, regarding the disposition of unused branded materials and defective finished products. Licensor shall also have the right to prohibit Licensee from using manufacturers in countries where such manufacture would conflict with other licenses granted by Licensor. Licensee shall, upon request of Licensor, cease using any manufacturer whose activities would be in violation of any of the terms of this

      Agreement or the provisions of Schedule 7.1.b, whether or not such manufacturer has actually executed a letter in the form of Schedule 7.1.b. Upon the request of Licensor, Licensee shall take reasonable action in conjunction with Licensor against any manufacturer or Third Party Manufacturer that violates the provisions of this Agreement or of Schedule 7.1.b.

7.2 All Licensed Products manufactured by or for Licensee and sold or distributed by Licensee shall conform to Licensee's quality standards as set forth in Schedule 7.2 (and approved by Licensor) ("LICENSEE'S QUALITY STANDARDS") and shall at all times be at lease equal in quality to the quality of like or comparable products manufactured, sold and distributed by Licensor's Representative in the United States of America under the Licensed Trademarks (collectively with Licensee's Quality Standards referred to herein as the "QUALITY Standards"), Licensor, its agents, attorneys and representatives are hereby authorized, at any reasonable time during normal working hours, to inspect the physical manufacturing and storage facilities used by Licensee or under its direction to ascertain whether such products conform to the Quality Standards. Repeated failure on the part of Licensee to meet the Quality Standards shall be grounds for Licensor to terminate this Agreement by giving Licensee written notice of termination under Section 11.1(b).

7.3 Licensee shall at all times keep Licensor currently informed as to the price and discount structure employed by Licensee in the sale of Licensed Products under this Agreement. Licensee's prices of Licensed Products shall be made official by the publication of a price list (or lists), and each such price list shall be submitted to Licensor in advance of publication.

7.4 Retail accounts approved as of the date of this Agreement ("APPROVED RETAILERS") and wholesale accounts approved as of the date of this Agreement ("APPROVED WHOLESALERS") are listed on Schedule 7.4 hereof. Licensee agrees to sell its production of Licensed Products directly to Approved Retailers and Approved Wholesalers for resale within the Distribution and Sales Licensed Territory only. Licensee agrees not to sell or transfer any Licensed Products to any third party who is not an Approved Retailer or an

      Approved Wholesaler unless Licensor has approved such sale or transfer under Section 9.3(e) hereof, Licensee shall send written notice to all Approved Wholesalers, with a copy of such notice to Licensor, advising them of the Distribution and Sales Licensed Territory. Schedule 7,4 may be amended from time to time by Licensor upon fifteen (15) business days' written notice to Licensee.

7.5 Licensee shall not, during the term of this Agreement or thereafter, manufacture or have manufactured Licensed Products outside the Manufacturing Licensed Territory. Licensee shall not, during the term of this Agreement or thereafter, sell or distribute the Licensed Products outside the Distribution and Sales Licensed Territory, nor shall Licensee sell Licensed Products to any person who it knows, should know, has reason to believe, or should have reason to believe intends to export Licensed Products outside the Distribution and Sales Licensed Territory.

7.6 Licensee agrees to mark each Licensed Product manufactured by it with the country of origin permanently affixed at the time of manufacture to each Licensed Product. Country of origin shall be affixed to all Licensed Products regardless of the country in which the Licensed Product will be sold. Licensee warrants that the genuine and true origin of all merchandise subject to this Agreement will be the origin as stated on invoice, visa, country of origin declaration or other document made in conjunction with the importation of the merchandise into the United States of America, and further warrants that no shipment has been or will be illegally transshipped from any other country.

7.7 Licensee shall guarantee to its ultimate consumer the quality, materials and workmanship of the Licensed Products sold under the provisions of this Agreement. If the ultimate consumer is dissatisfied with any such product and Licensee fails to make an adjustment satisfactory to such consumer, Licensor may at its option, either replace the product at Licensee's expense and without cost to the purchaser or refund the purchase price and charge Licensee for such refund.

     ARTICLE 8 - CODE OF BUSINESS CONDUCT AND CONTRACTOR TERMS OF ENGAGEMENT

8.1 Licensee has received, reviewed and understands VF Corporation's terms of engagement, a copy of which is attached hereto as Exhibit B-l to Schedule 7.1.b. ("TERMS OF ENGAGEMENT"), Licensee shall provide the Terms of Engagement to all facilities utilized by it in the manufacture and distribution of Licensed Products. Licensee agrees that it will strictly comply with the Terms of Engagement in all facilities owned by Licensee and will require that any Third Party Manufacturer also comply with the Terms of Engagement. Licensee shall execute and deliver to Licensor a copy of the Terms of Engagement and shall require each Third Party Manufacturer to execute a copy of the Terms of Engagement. Licensor shall not approve any manufacturer as a Third Party Manufacturer until (a) Licensor has received a copy of the Terms of Engagement executed by such manufacturer and (b) such manufacturer has been inspected by or on behalf of Licensor to determine that such Third Party Manufacturer is in compliance to Licensor's satisfaction in its sole discretion with the Terms of Engagement. The costs of each such inspection shall be borne by Licensee and shall be paid by Licensee in advance, if so requested by Licensor, or within ten (10) business days following receipt of an invoice therefor. At Licensee's expense, Licensor may re-inspect such facilities, but not more frequently than semi-annually.

8.2 Notwithstanding the provisions of Section 8.1 hereof requiring each manufacturing facility to be inspected by Licensor, Licensor will not directly inspect as a condition of approval:

      (a) any manufacturing facility that demonstrates it is operating under a current certification from the Worldwide Responsible Apparel Program
            (WRAP); and

      (b) any manufacturing facility for which Licensee provides to Licensor prior to engaging such manufacturer and on an annual basis thereafter a compliance report, dated within the last twelve months and in form and substance reasonably satisfactory to Licensor, from a recognized third-party factory compliance monitoring organization, such as Intertek Testing Services, Price Waterhouse and appointed subsidiaries, Global Social Compliance, California Safety

            Compliance Corporation or BVQI, Inc. To enable Licensor to determine whether any such report is reasonably satisfactory, Licensee shall authorize the monitoring organization to discuss its monitoring procedures for the particular manufacturing facility and the contents of any such report with Licensor.

                ARTICLE 9 - PRODUCT APPROVALS AND RELATED ISSUERS

      Licensee and Licensor agree to the following with respect to Licensor's rights of approval of the product to be developed, manufactured and marketed by
Licensee:

9.1 On or before October 1st of each year, Licensee will provide to Licensor its annual product planning calendar for the forthcoming year. This annual product planning calendar will indicate the dates by which Licensor is required to approve or disapprove any item which is to be included in the relevant product line. In no event will such date be less than ten (10) business days from the date on which Licensor is provided with product samples. In the event that Licensee submits additional product samples at a time which is outside the submitted product planning calendar, then Licensor will have ten (10) business days from the date on which Licensor is provided with product samples to approve such product. Approval or disapproval shall be at Licensor's discretion and any product on or in connection with which any of the Licensed Trademarks is to be used that is not approved by Licensor in writing shall be deemed unlicensed and unapproved and shall not be manufactured or sold. After approval has been given, Licensee shall provide to Licensor, at no cost to Licensor, four
      (4) production samples from the first production run.

9.2 If any Licensed Product to be included in the product line is to include "innovative" elements or components, Licensor will have the right to require the testing of the Licensed Product and/or the innovative element or component. For purposes of this Agreement, "innovative" elements or components is defined as those elements or components that have not previously been used in the manufacture of items comparable to the Licensed Products.

9.3 Licensor shall have the right to approve the items set forth below with respect to the Licensed Products to be developed, manufactured, and marketed by Licensee. Licensor shall provide written notice of approval or disapproval to Licensee within ten (10) business days from the date that Licensor receives such a request for approval; if no notice of approval or disapproval is provided by Licensor to Licensee, such request shall be deemed to have been disapproved:

            (a) Retail outlets other than Approved Retailers that will purchase Licensed Products directly from Licensee;

            (b) Wholesale distributors other than Approved Wholesalers that will purchase Licensed Products directly from Licensee;

            (c)   Point-of-purchase displays;

            (d)   Advertising;

            (e) Any and all methods of distribution to be used by Licensee in order to dispose of Closeouts that are to be sold or transferred to any third party or third parties who are not Approved Retailers or Approved Wholesalers. If approved in advance in writing by Licensor, Licensee may sell or transfer Closeouts outside the Distribution and Sales Licensed Territory, but only if all labels, hangtags and adornments using any of the Licensed Trademarks are completely removed and only if all "irregulars" are stamped "irregular"; and

            (f) The labels, hangtags and other packaging to be included with or on the Licensed Products.

9.4 Licensee warrants that each Licensed Product and component thereof shall comply with all applicable laws, regulations and voluntary industry standards and shall conform to the samples thereof approved by Licensor.

                        ARTICLE 10 - AID AND ASSISTANCE:
                           NONCOMPETITION BY LICENSOR

10.1 So long as this Agreement remains in full force and effect, Licensor agrees to provide to Licensee, upon Licensee's reasonable request, available material and information appropriate to the Licensed Products on
      (a) merchandising, (b) planning of Licensor's products, including colors, and (c) sales promotion and advertising.

10.2 So long as Licensee is not in default under this Agreement, Licensor agrees not to sell or distribute Licensed Products bearing any of the Licensed Trademarks within the Distribution and Sales Licensed Territory, unless such products have been acquired from Licensee in accordance with the terms of this Agreement.

                            ARTICLE 11 - TERMINATION

11.1 In addition to the provision contained in Section 5.6 hereof for the termination of this Agreement, this Agreement may be terminated as follows:

      (a) If, at any time during the term of this Agreement, either Party is unable to pay its debts when due, becomes insolvent, or there is filed by or against it in any court a petition for bankruptcy, insolvency, reorganization, or the appointment of a receiver or trustee for all or a portion of its property; or if either Party makes an assignment for the benefit of creditors, this Agreement may be canceled and terminated at the option of the non-acting Party upon written notice to the acting Party; such cancellation to be effective immediately if the act giving rise to cancellation be voluntary; otherwise such cancellation to be effective upon adjudication of bankruptcy or insolvency or upon a court of competent jurisdiction taking and retaining jurisdiction over the acting Party and/or its assets for a period of sixty (60) days or more;

      (b) Except as to a monetary default, which shall be governed by Section 5,6 hereof, by either Party by giving thirty (30) days' written notice to the other Party for any breach or default by the other Party in its obligations under this Agreement, such termination to be effective unless the other Party remedies the breach or default specified in the notice before the end of such thirty (30) days;

      (c) By Licensor by giving thirty (30) days' written notice if there is a change in control of Licensee by way of merger, sale of assets or stock, consolidation or otherwise unless such change has been approved in writing by Licensor (Licensor's approval not to be unreasonably withheld);

      (d) By Licensor upon written notice to Licensee if production samples submitted by Licensee fail to meet the Quality Standards for three
            (3) consecutive months;

      (e) By Licensor upon written notice to Licensee if Licensee discontinues manufacture, distribution, product development or sale of the Licensed Products for any three (3) consecutive months during the term of this Agreement;

      (f) By Licensor upon thirty (30) days' written notice to Licensee if Licensee fails to submit Advertising Expenditure Reports as and when due under Section 5.7 for two (2) or more consecutive quarters;

      (g) By Licensor upon written notice to Licensee if Licensee fails to expend the full amount of Advertising Expenditures required in each Contract Year as required under Section 5.7;

      (h) By Licensor upon written notice to Licensee if Licensee exhibits a pattern of failing to make "timely delivery" of sufficient quantities of the Licensed Products to its Approved Retailers and Approved Wholesalers, For purposes of this provision, "timely delivery" means 90% of deliveries (by volume) are made within customer delivery windows, excluding cancellations prior to the expiration of the delivery window;

      (i) By Licensor upon written notice to Licensee should Licensee become an Affiliate of any competitor of Licensor or Licensor's Representative without Licensor's prior written approval. For purposes of this provision, the term "competitor" shall include, for example: Levi Strauss & Co.

      (j) By Licensor upon written notice to Licensee if Licensee does not achieve the Minimum Net Sales for any Contract Year. If, however, Licensee shall develop and submit to Licensor, simultaneously with the submission of the Annual Marketing Plan for a Contract Year, (i) an explanation of why the Minimum Net Sales were not attained for the prior Contract Year and (ii) a plan of action as to how the Minimum Net Sales for the current Contract Year will be achieved, which explanation and plan are accepted by Licensor in its sole discretion, the default shall be waived;

      (k) By Licensor if Licensor or any of its Affiliates has a right to terminate any other agreement between Licensor or its Affiliates and Licensee; or

      (1) By Licensor upon thirty (30) days' written notice to Licensee if Licensee fails to submit Quarterly Sales Reports as and when due under Section 6.2 hereof for two (2) or more consecutive quarters.

      (m) By Licensor should there occur any change of corporate control or ownership of a majority interest in Licensor or Licensor's Representative, by way of merger, sale or consolidation.

      In addition to Licenser's other rights and remedies hereunder, at law or in equity. upon termination of this Agreement by Licensor pursuant to Section
5.6 hereof or clauses (a) through (m) above, Licensee shall pay to Licenser, within thirty (30) days of such termination of this Agreement, the lesser of the aggregate Minimum Royalty that would have been payable with respect to the remaining term of this Agreement had such termination not occurred or the aggregate Minimum Royalty that would have been payable with respect to the next twelve (12) months under this Agreement had such termination not occurred. The Minimum Royalty for any Contract Year shall be prorated for any portion of a Contract Year.

11.2 At any time within six (6) months before the date of expiration of this Agreement, Licensor may appoint a new Licensee or distributor for the Licensed Products in the Distribution and Sales Licensed Territory. Licensor directly or its newly appointed Licensee or distributor may sell Licensed Products in the Distribution and Sales Licensed. Territory at any time within six (6) months of the date of expiration for shipment subsequent to the date of expiration.

11.3 Failure of either Party to exercise any right or option to terminate this Agreement shall not constitute a waiver of such right or any other right.

          ARTICLE 12 - PRODUCTS IN HAND AT TERMINATION; CANCELLATION OR
                              EXPIRATION; PAYMENTS

12.1 Termination, cancellation, or expiration of this Agreement for any reason shall not relieve Licensee of its obligation to pay to Licensor the Percentage Royalty specified in Section 5.1 hereof and the Minimum Royalty specified in Section 5.2 hereof with respect to Licensed Products manufactured and/or sold by Licensee prior to such termination, cancellation or expiration. Licensee further agrees to pay Licensor, at the same royalty rate in effect at the date of termination, cancellation or expiration, for all Licensed Products sold by Licensee after termination, cancellation or expiration of this Agreement that Licensee has on hand or that are in process of manufacture at the effective date of termination, cancellation or expiration of this Agreement. For Licensed Products sold after the termination, cancellation or expiration of this Agreement, Percentage Royalty shall be payable not later than the twenty-fifth (25th) day after the end of the month in which the Licensed Products were sold.

1.2.2 Within twenty (20) days after termination, cancellation or expiration of this Agreement, Licensee shall provide Licensor with a complete inventory of all remaining Licensed Products and all Licensed Products on order from Third Party Manufacturers, as well as the anticipated delivery date(s) thereof. Licensor shall have the right, but not the obligation, to purchase all or any portion of Licensee's remaining inventory of Licensed Products at a price equal to seventy percent (70%) of Licensee's wholesale list price, in which case no Percentage Royalty thereon shall be payable. Such right shall be exercisable by giving written notice to Licensee within ten (10) business days after Licensor receives Licensee's inventory listing. Such purchase shall be completed and the purchase price for the inventory Licensor elects to purchase shall be paid within ten (10) business days after Licensor exercises its purchase option.

12.3 To the extent that Licensor does not opt to purchase Licensee's remaining inventory upon termination, cancellation or expiration of this Agreement, and if and only if (a) Licensee has paid all Percentage Royalty and Minimum Royalty and submitted all plans and reports in accordance with Articles 5, 6 and 7 hereof, (b) during the then-current Contract Year, an audit in accordance with the terms of Section 6.4 has been completed by or on behalf of Licensor to its satisfaction, and (c) Licensee is not in breach of' any of the provisions referenced in Subsections 11.1(a) - 11.1(1), then Licensee shall have six (6) months from the date of termination, cancellation or expiration of this Agreement in which to sell unsold Licensed Products through Approved Retailers, Approved Wholesalers, or Approved Outlets only. All products remaining unsold at the end of such period shall be destroyed or given to a charity approved by Licensor. As to any Licensed Products on order on the date of termination, cancellation or expiration, Licensee shall have six (6) months from the last date on which such Licensed Products are received in which to sell such goods through Approved Retailers, Approved Wholesalers or Approved Outlets only and all products remaining unsold at the end of such period shall be destroyed or given to a charity approved by Licensor.

       ARTICLE 13 - RECORDS AFTER TERMINATION, CANCELLATION OR EXPIRATION

      Upon termination, cancellation or expiration of this Agreement, Licensee agrees to permit Licensor, its agents, attorneys and accountants to inspect, upon reasonable notice, the records and books of account of Licensee referred to in Section 6.4 hereof, and to investigate generally all business transactions carried on by Licensee under and pursuant to this Agreement from time to time for a period of twelve (12) months following the last sale of Licensed Products, and Licensee agrees not to destroy any of such records prior to the expiration of said twelve (12) months.

                 ARTICLE 14 - RELINQUISHMENT OF LICENSED LETTER

14.1 At the expiration, cancellation or termination of this Agreement for any reason, Licensee shall not have acquired and will not claim any right to use any of the Licensed Trademarks, any other trademark of Licensor, any trademark confusingly similar to any of the Licensed Trademarks or any trademark of Licensor, or any trade name containing a term consisting of any part of any of the Licensed Trademarks or any trademark of Licensor; and Licensee agrees that it will not thereafter use or adopt any such trademark or trade name or any related trade dress, or any trademark, trade name, or trade dress confusingly similar thereto. Licensee further agrees that, after termination, cancellation or expiration of this Agreement, except as provided in Article 12 hereof, relating to products on hand at termination, it will refrain from using any trade dress or distinctive features of the Licensed Products' labeling or design theretofore employed by Licensee in carrying out the provisions of this Agreement.

14.2 Licensee shall not at any time after the date of expiration or termination of this Agreement:

      (a) use or adopt any trademark, trade name or trade dress or any colorable simulation thereof, or any confusingly similar trademark, trade name or trade dress; or

      (b) use or adopt any other distinctive labeling or design features of the Licensed Products theretofore employed by Licensee in connection with this Agreement.

14.3 Further, upon expiration, cancellation or termination of this Agreement for any reason whatsoever, Licensee shall return to Licensor any and all materials furnished to Licensee by Licensor (including, but not limited to, promotional and product development materials), as such material remains the property of Licensor.

14.4 Upon expiration or termination of this Agreement for any reason, Licensee at its own expense shall deliver promptly to Licensor all unused labels, Advertising and other materials on which the Licensed Trademarks appear that are in Licensee's possession or control.

                           ARTICLE 15 - FAIR PRACTICES

      Licensor and Licensee each covenants and agrees that, during the term of this Agreement or thereafter, it will not encourage, induce or assist any third party in doing any act or thing which, were it done by Licensor or Licensee, as applicable, would be contrary to the provisions of this Agreement.

    ARTICLE 16 - NO JOINT VENTURE. INDEMNIFICATION; MAINTENANCE OF INSURANCE

16.1 This Agreement shall. not in any way be deemed or construed to establish any relationship between the Parties by way of agency, distributorship, partnership or joint venture. Neither Party will, nor will either Party have the authority, directly or indirectly, to contract or purport to contract any bills or other obligations of any kind in the name of, or chargeable against the other Party, its agents or employees, or in any way, directly or indirectly, involve the other Party in any expense or liability. Except for claims for which Licensor is obligated to indemnify Licensee under Section 4.4 hereof, Licensee shall indemnify, defend, and hold harmless Licensor, its officers, directors, Affiliates, employees and agents from any and all claims, liabilities and expenses which may be imposed or sought to be imposed upon it or them by virtue of any representation, act or agency, made by or on the part of Licensee or any of Licensee's agents or employees including, without limitation, any of the foregoing arising out of any defect (whether obvious or hidden and whether or not present in any sample approved by Licensor) in a Licensed Product, or any packaging or promotional materials or arising from personal injury or from any failure on the part of Licensee or its agents or Affiliates to comply with applicable laws, regulations and standards. Any and all such claims made or suits brought by anyone in connection with the products manufactured by Licensee under this Agreement shall be the sole responsibility of Licensee, and Licensor shall be held harmless by Licensee in all respects from any and all loss, damage, expense, claim or liability of any kind by reason thereof, including reasonable attorney's fees. In the event that a judgment, levy, attachment or other seizure is entered against Licensor arising from any claim as to which indemnification is provided hereunder, Licensee shall promptly post the necessary bond to prevent execution against any property of Licensor. The provisions of this Section 16.1 shall survive termination, cancellation or expiration of this Agreement. Licensor will endeavor to give Licensee prompt written notice of any claim or suit which may give rise to a claim for indemnification hereunder.

16.2 Licensee shall procure and maintain in full force and effect, at its sole cost and expense, at all times during which Licensed Products are being sold and for three (3) years thereafter, a product liability insurance policy (on an occurrence rather than a claims-made basis) with respect to the Licensed Products with a limit of liability of not less than $5,000,000. Such insurance policy shall include Licensor as an additional insured thereunder and shall provide for at least thirty (30) days' prior written notice to Licensor of the cancellation or substantial modification thereof Such insurance may be obtained by Licensee in conjunction with a policy of products liability insurance which covers products other than the Licensed Products. Licensee will deliver a certificate of such insurance to Licensor promptly upon issuance of said insurance policy and shall, from time to time upon reasonable request by Licensor, promptly furnish to Licensor evidence of the maintenance of said insurance policy. Nothing contained in this Section 16.2 shall be deemed to limit in any way the indemnification provisions of Section 16.1.

                         ARTICLE 17 - BINDING ASSIGNMENT

      This Agreement is binding upon and for the benefit of Licensee and Licensor, their respective legal successors and permitted assigns. The rights and license given to Licensee by this Agreement are strictly personal. Neither this Agreement nor any interest in it may be transferred, pledged, mortgaged or hypothecated by Licensee (including by assignment, sublicense, operation of law or otherwise) without the prior written consent of Licensor. Any attempted assignment, sublicense, transfer, encumbrance or other disposal without such consent shall be void and shall constitute a material default of this Agreement. Nothing herein shall be deemed to prevent or restrict Licensor's ability to sell, transfer or assign the Licensed Trademarks or this Agreement to any party, subject only to Licensee's rights to continue use thereof as provided herein, subject to the terms and conditions of this Agreement in all respects.

                              ARTICLE 18 - NOTICES

      All notices given or required to be given hereunder shall be deemed to be given and received (a) as of the date sent if sent by overnight courier or telecopier, with the telecopier notice promptly confirmed by United States registered mail, postage paid, return receipt requested, or (b) three (3) business days after being sent by United States certified mail, postage paid, return receipt requested and addressed as follows or to such other address as shall have been provided pursuant to notice under this Article:

                  LICENSOR:   Wrangler Apparel Corp. 3411
                            Silverside Road
                            Wilmington, Delaware 14810
                            Attn: Assistant General Counsel
                            Telephone: 302.477.3930
                            Fax: 302.477.3932
with a copy to:
                            Licensing Director
                            VP Jeanswear Limited Partnership 400
                            North Elm Street
                            Greensboro, North Carolina 27401
                            Telephone: (336) 332-3400
                            Fax: (336) 332-4650

                  LICENSEE: Chambers Belt Company
                            3230 E. Broadway Rd. A200 Phoenix,
                            Arizona 85040
                            Attn: Charlie Stewart, C.E.O. Telephone:
                            (602) 276-0016
                            Fax: (602) 276-0210

                ARTICLE 19 - COMPLIANCE WITH AND OPERATION OF LAW

19.1 Licensee shall comply in all material respects with all applicable laws, rules and regulations. Licensee shall use its best efforts to determine that each manufacturer of Licensed Products complies in all material respects with all applicable laws, rules and regulations, including applicable wage, hour, child labor and other employment laws and shall deal only with manufacturers who so comply and shall, from time to time as requested by Licensor, certify that to the best of Licensee's knowledge, after reasonable inquiry, such is the case.

19.2 Nothing in this Agreement shall require, encourage or oblige a Party to perform any act or make any payment which is illegal or in contravention of any applicable statute, law or regulation.

19.3 If any provision of this Agreement is in violation of the present or future law of any relevant jurisdiction in such a way that it is void or voidable, the validity of the remaining provisions shall not be affected thereby unless such invalidity is of an essential and material part of this Agreement, in which event either Party shall have the right to terminate this Agreement.

           ARTICLE 20 - CONSENT TO JURISDICTION; WAIVER OF JURY TRIAL

20.1 Subject to Article 21 hereof, Licensee hereby irrevocably submits to the jurisdiction of any Delaware state court sitting in Wilmington, Delaware or the United States District Court for the District of Delaware over any action or proceeding arising out of or relating to this Agreement. Service of process in any such action or proceeding arising out of or relating to this Agreement may be made to Licensee by mailing or delivering a copy of such process to Licensee at Licensee's address as specified in Article 18 hereof: Nothing in this Article 20 shall affect the right of Licensor to serve legal process in any other manner permitted by law or affect the right of Licensor to bring any action or proceeding against Licensee or its property in the courts of any other jurisdictions.

20.2 Licensee hereby irrevocably agrees that any action or proceeding arising out of or relating to this Agreement may be brought against Licensor solely in Delaware state court sifting in Wilmington, Delaware or the United States District Court for the District of Delaware.

20.2 Licensee and Licensor hereby waive all rights to trial by jury in any action, suit, proceeding or counterclaim arising out of or relating to this Agreement or any other agreement, instrument or other document executed in connection herewith.

20.3 Licensee may not commence any action or proceeding against Licensor without giving Licensor thirty (30) days' prior written notice of its intention to commence an. action or proceeding and the basis therefor,

20.4 The provisions of this Article 20 shall survive the expiration, cancellation or termination of this Agreement.

                            ARTICLE 21 - ARBITRATION

      Licensor may require by written notice at any time, including, without limitation, during the notice period referenced in Section 20.4 hereof, that any controversy or claim arising out of or relating to this Agreement, or the breach thereof; except any claim or controversy relating to the performance of a third party manufacturer, may be finally settled by arbitration before three (3) arbitrators in accordance with the Commercial Arbitration Rules of the American Arbitration Association ("AAA"). If Licensor does so require, then each Party shall appoint one (1) arbitrator and a third shall be appointed by agreement of the named arbitrators. If any Party fails to appoint an arbitrator within thirty (30) days after demand for arbitration is filed with the AAA, or if the named arbitrators are unable to agree on the appointment of a third arbitrator within sixty (60) days after the first two arbitrators have been appointed, the AAA shall select such unnamed or unappointed arbitrators in accordance with its standard procedures. Arbitration shall be conducted in the English language at Wilmington, Delaware. The award of the arbitrators shall be final and enforceable, and judgment upon any award rendered thereby may be entered in any court having jurisdiction, or application may be made to such court for a judicial acceptance of the award and an order of enforcement, as the case may be. Anything herein to the contrary notwithstanding, the arbitration provided for herein shall in no way limit, affect, hinder or become a precondition to or a qualification upon the rights of either Party to obtain immediate equitable relief to which it may be entitled. The provisions of this Article 21 shall survive the expiration, cancellation, or termination of this Agreement.

                     ARTICLE 22 - LICENSOR'S REPRESENTATIVE

      Licensor has appointed Licensor's Representative to performing Licensor's rights and obligations under Section 2.4 and Articles 7, 8, 9, 10, and 22 of this Agreement, and Licensee shall cooperate with Licenser's Representative under this Agreement with respect to such Section and Articles and otherwise as Licensor may direct from time to time.

                          ARTICLE 23 - ENTIRE AGREEMENT

      This Agreement constitutes the entire Agreement between the Parties relating to the subject matter hereof and supersedes any prior agreement or understanding. There are no terms, obligations, covenants, representations, statements or conditions other than those contained herein. No variation or modification of this Agreement nor waiver of any of the terms and provisions hereof shall be deemed valid unless in a writing signed by both Parties.

                                ARTICLE 24 - TERM

      This Agreement shall become effective as of January 1, 2004 and shall expire on December 31, 2006, unless sooner terminated as herein provided.

                           ARTICLE 25 - COVE NINE LAW

      This Agreement shall be governed and construed in accordance with the internal laws of the State of Delaware, United States of America, without regard to its provisions governing conflicts of law.

                          ARTICLE 26 - CONFIDENTIALITY

      Each Party agrees that the terms of this Agreement will be kept confidential by it and its representatives (which term shall include its directors, members, officers, employees, agents, banks, advisors, and in the case of Licensee, factors). Each Party shall be responsible for any breach of this agreement of confidentiality by it or its representatives, and the other Party shall be entitled. to directly enforce such agreement. The foregoing to the contrary notwithstanding, disclosure of this Agreement may be made in a public; announcement or filing with the Securities and Exchange Commission or a national securities exchange if and to the extent, in the written opinion of either Party's counsel, such disclosure is required.

                          ARTICLE 27 - EQUITABLE RELIEF

      Licensee acknowledges that Licensor will have no adequate remedy at law if Licensee continues to manufacture, sell, advertise, promote or distribute the Licensed Products upon the expiration, cancellation or termination of this Agreement. Licensee acknowledges and agrees that, in addition to any and all other remedies available to Licensor, Licensor shall have the right to have any such activity by Licensee restrained by equitable relief, including, but not limited to a temporary restraining order, a preliminary injunction, a permanent injunction, or such other alternative relief as may be appropriate, without the necessity of posting any bond.

                            ARTICLE 28 - COUNTERPARTS

      This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute but one and the same Agreement.

      IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed by their duly authorized officers as of the day and year first above written.

                                           LICENSOR

[Countersigned for internal                WRANGLER APPAREL CORP.
control purposes only]

/s/ Candace S. Cummings                    By: /s/ Helen L. Winslow
------------------------                       -----------------------
Candace S. Cummings                        Name: Helen L. Winslow
                                           Title: Authorized Signatory
                                           Date: 12/1/04

                                           LICENSEE

                                           CHAMBERS BELT COMPANY

                                           By: /s/ Charles E. Stewart
                                               -----------------------
                                           Title: CEO
                                           Date: 12/15/04